SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K
                                  CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported)
                                  May 24, 2000

                                ----------------



                        ADVANCED TECHNICAL PRODUCTS, INC.
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             (Exact name of registrant as specified in its charter)



     Delaware                 0-01298                       11-1581582
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(State or other           (Commission File No.)        (I.R.S. Employer
jurisdiction of                                         Identification No.
incorporation


                        200 MANSELL COURT EAST, SUITE 505
                             ROSWELL GEORGIA, 30076
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              (Address of principal executive offices and zip code)


        Registrant's telephone number, including area code:(770) 993-0291
                           --------------------------

Item 5.  Other Events.

         On May 24, 2000, Advanced Technical Products, Inc. (the `Company') announced that it received notice from representatives of the Veritas Capital Fund, L.P. that Veritas terminated, effective immediately, the Merger Agreement, dated January 28, 2000 by and among the Company and two affiliates of Veritas.

         On May 24, 2000, the Company also announced that it received alternative transaction proposals from representatives of Veritas and that the Company's Board of Directors met and unanimously determined not to pursue those alternative proposals.

         On May 24, 2000, the Company also announced that its Board of Directors unanimously elected James P. Hobt as Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Hobt has previously served as Corporate Controller of the Company and, prior to that, served as assistant controller of the Brunswick Technical Group of Brunswick Corporation.

Item 7.  Exhibits.

         99.1     Press Release issued by the Company on May 24, 2000

         99.2     Press Release issued by the Company on May 24, 2000

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                    ADVANCED TECHNICAL PRODUCTS, INC.



                                     By:    /s/ Garrett L. Dominy

                                          -------------------------
                                          Garrett L. Dominy
                                          President and Chief Executive Officer


         Date:  June 8, 2000

                                  Exhibit 99.1

     Advanced Technical Products Announces Termination Of Merger Agreement and Alternative Proposals ROSWELL, Ga., May 24 /PRNewswire/ -- Advanced Technical Products, Inc. (Nasdaq: ATPXE - news), today announced that it has received notice from representatives of the Veritas Capital Fund, L.P. that Veritas has terminated, effective immediately, the Merger Agreement, dated January 28, 2000 by and among the Company and two affiliates of Veritas.

     As previously disclosed, on May 18, 2000, pursuant to the Merger Agreement, the Company delivered to representatives of Veritas its audited financial statements for fiscal year 1999, together with updated disclosures regarding the Company and its business. The Company also received alternative transaction proposals from representatives of Veritas. The Company's Board of Directors will meet in the near future to consider these proposals and determine what response, if any, is appropriate.


     The Company designs, develops and manufactures advanced composite based materials and products from continuous high strength fibers which optimize structural performance while minimizing the components' weight. The Company believes it is one of a very few with the ability to utilize multiple processes, such as, autoclave lamination, filament winding, resin transfer molding and metal bonding. Using these processes, the Company manufactures products for the aerospace and defense markets, as well as for commercial applications including oil and gas tubulars and fuel tanks for Natural Gas Vehicles. The Company is also a leader in the development and production of chemical defense systems.

     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements regarding the present intentions and expectations of management of ATP. Certain factors beyond ATP's control could cause ATP's results to differ materially from those in these forward-looking statements. Risk factors including, but not limited to, general market conditions, dependence on the aerospace and defense industries, the level of military expenditures and competition in the markets for ATP's products, are more fully described in ATP's filings with the Securities and Exchange Commission.

                                  Exhibit 99.2

     Advanced Technical Products Announces Termination of Discussions with Veritas ROSWELL, Ga., May 24 /PRNewswire/ -- Advanced Technical Products, Inc. (Nasdaq: ATPXE - news), announced that its Board of Directors met today and unanimously determined not to pursue the proposals made by Veritas in connection with the termination of the Merger Agreement previously announced.

     The Company also announced that its Board of Directors unanimously elected James P. Hobt as Chief Financial Officer and Treasurer of the Company. Mr. Hobt had previously served as Corporate Controller of the Company and, prior to that, served as assistant controller of the Brunswick Technical Group of Brunswick Corporation.

The Company designs, develops and manufactures advanced composite based materials and products from continuous high strength fibers which optimize structural performance while minimizing the components' weight. The Company believes it is one of a very few with the ability to utilize multiple processes, such as, autoclave lamination, filament winding, resin transfer molding and metal bonding. Using these processes, the Company manufactures products for the aerospace and defense markets, as well as for commercial applications including oil and gas tubulars and fuel tanks for Natural Gas Vehicles. The Company is also a leader in the development and production of chemical defense systems.

`Safe Harbor' Statement Under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements regarding the present intentions and expectations of management of ATP. Certain factors beyond ATP's control could cause ATP's results to differ materially from those in these forward-looking statements. Risk factors including, but not limited to, general market conditions, dependence on the aerospace and defense industries, the level of military expenditures and competition in the markets for ATP's products, are more fully described in ATP's filings with the Securities and Exchange Commission.

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